Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orion Energy Systems, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement Forms S-8 (No. 333-169611 and 333-148401) of Orion Energy Systems, Inc. of our report dated September 13, 2013 relating to the combined financial statements of Harris Manufacturing, Inc. and Harris LED, LLC which appears in this Form 8-K.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

September 13, 2013